UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2020

MURPHY USA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35914	46-2279221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street
El Dorado, Arkansas		71730-5836

(870) 875-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	MUSA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 7, 2020, Murphy USA Inc. held its annual annual meeting of stockholders. The Class I directors proposed by management were elected with a tabulation of votes to the nearest share as shown below. The directors also had broker non-votes totaling 2,420,008.

	For	Withheld
Claiborne P. Deming	24,903,208	179,012
Hon. Jeanne L. Phillips	24,646,670	435,550
Jack T. Taylor	24,962,686	119,534

Regarding an advisory, non-binding vote on executive compensation, stockholders approved the compensation of the Company's named executive officers with 24,508,652 shares voted in favor, 502,238 shares voted against, 71,330 votes abstained and 2,420,008 broker non-votes.

Additionally, the earlier appointment by the Audit Committee of the Board of Directors of KPMG LLP as the Company's independent registered public accounting firm for the 2020 fiscal year was approved by stockholders with 27,395,003 shares voted in favor, 29,087 shares voted against and 78,138 shares abstained.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY USA INC.

Date: May 11, 2020	By: /s/ Donald R. Smith, Jr.
Donald R. Smith, Jr.
Vice President and Controller